EXHIBIT 99.1
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF HUAWEI-3COM CO., LIMITED AS OF AND
FOR THE YEAR ENDED DECEMBER 31, 2006

CONTENTS	PAGE(S)
INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED BALANCE SHEET	2 & 3

CONSOLIDATED STATEMENT OF INCOME	4

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME	5

CONSOLIDATED STATEMENT OF CASH FLOWS	6 & 7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	8 - 25

INDEPENDENT AUDITORS’ REPORT
TO THE BOARD OF DIRECTORS OF
HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES:
We have audited the accompanying consolidated balance sheet of Huawei-3Com Co., Limited and Subsidiaries as of December 31, 2006, and the related consolidated statement of income, shareholders’ equity and comprehensive income, and of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Huawei-3Com Co., Limited and Subsidiaries, at December 31, 2006 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/S/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, People’s Republic of China
March 19, 2007 except for Note 11
which is as of May 31, 2007

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2006
(Expressed in United States dollars)

2006
ASSETS

Current assets:
Cash and cash equivalents (note 1e)	$294,318,899
Trade accounts receivable, less allowance for doubtful accounts of $3,842 (note 1f)	13,535,929
Due from related parties (note 8)	62,906,848
Notes receivable (note 1g)	35,670,982
Inventories
Finished goods	47,147,693
Work in process	7,267,995
Raw materials	40,679,940

Total inventories	95,095,628
Other current assets	18,578,247

Total current assets	520,106,533

Fixed assets (note 1i):
Machinery and equipment	61,765,224
Leasehold improvements	10,554,300
Motor vehicles	2,238,514

74,558,038

Less accumulated depreciation	(39,083,560)

Net fixed assets	35,474,478

Deferred income tax assets (note 3)	15,435,442

Goodwill (note lj)	40,000

Intangible assets, net (notes lj and 4)	36,279,839

Total assets	$607,336,292

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Balance Sheet (continued)
December 31, 2006
(Expressed in United States dollars)
Liabilities and Shareholders’ Equity

2006
Current liabilities:
Trade accounts payable	$40,922,011
Due to related parties (note 8)	52,843,692
Income taxes payable	7,631,876
Accrued expenses and other current liabilities (note 2)	137,028,814
Obligation under equity appreciation rights plan within one year (note 6)	12,321,184

Total current liabilities	250,747,577

Obligation under equity appreciation rights plan (note 6)	24,568,704

Total liabilities	275,316,281

Commitments and contingencies (note 10)

Shareholders’ equity:
Common stock, ($1.00 par value, 9,705,000 shares authorized; 9,705,000 shares issued and outstanding)	9,705,000
Additional paid-in capital	113,000,095
Retained earnings	198,990,425
Accumulated other comprehensive gain/(loss)	10,324,491

Total shareholders’ equity	332,020,011

Total liabilities and shareholders’ equity	$607,336,292

See accompanying notes to consolidated financial statements.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Statement of Income
Year ended December 31, 2006
(Expressed in United States dollars)

2006
Net sales	$711,836,902

Cost of goods sold	(375,161,190)

Gross profit	336,675,712

Operating Expenses:
Selling, general, and administrative expenses	(129,568,351)
Research and development expenses	(101,453,367)

Operating profit	105,653,994

Other income:
Other income	32,571,352
Interest income	11,024,347
Other expense	(453,848)
Exchange gains/(losses)	(146,683)
Interest expense	(2,474,925)

Income before income taxes	146,174,237

Income tax (provision)/benefit (note 3)	(7,764,029)

Net income	$138,410,208

See accompanying notes to consolidated financial statements.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Statement of Shareholders’ Equity and Comprehensive Income
Year ended December 31, 2006
(Expressed in United States dollars)

				Accumulated
	Total	Additional	Retained	other	Total
	Common	paid-in	earnings	comprehensive	shareholders’
	stock	capital	/(deficits)	gain/(loss)	equity
Balance at January 1, 2006	$9,705,000	192,969,295	60,580,217	2,852,470	266,106,982

Net income	—	—	138,410,208	—	138,410,208

Recapitalization (note 5)	—	(79,969,200)	—	—	(79,969,200)

Other comprehensive income:
Foreign currency translation	—	—	—	7,472,021	7,472,021

Balance at December 31, 2006	$9,705,000	113,000,095	198,990,425	10,324,491	332,020,011

Note    Total comprehensive income for the year ended December 31, 2006 was $145,882,229
See accompanying notes to consolidated financial statements.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Statement of Cash Flows
Year ended December 31, 2006
(Expressed in United States dollars)

2006
Cash flows from operating activities:
Net income	$138,410,208
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets	18,354,150
Amortization of intangible assets	202,581
Allowance for doubtful accounts	(68,086)
Loss on sale of equipment	40,882
Changes in operating assets and liabilities:
Increase in trade accounts receivable and notes receivable	(1,105,982)
Increase / (decrease) in amount due from related parties	1,221,693
Decrease / (increase) in inventories	4,568,001
Decrease / (increase) in other current assets	4,475,511
(Decrease) / increase in trade accounts payable	(18,106,506)
Decrease in amount due to related parties	(323,791)
Increase / (decrease) in income tax payable	7,577,953
Increase in deferred income tax	(7,642,537)
Increase in accrued expenses and other liabilities	28,406,973
Increase in obligation under equity appreciation rights plan	27,405,879

Net cash from operating activities	$203,416,929

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
Consolidated Statement of Cash Flows (continued)
(Expressed in United States dollars)

2006
Cash flows from investing activities:
Proceeds from sale of equipment	$5,833
Capital expenditures	(17,894,725)

Net cash used in investing activities	(17,888,892)

Cash flows from financing activities:

Cash paid to shareholders	(39,184,908)

Net cash provided by / (used in) financing activities	(39,184,908)

Net increase in cash and cash equivalents	146,343,129

Effect of foreign exchange rate changes	7,472,021

Cash and cash equivalents at the beginning of the year	140,503,749

Cash and cash equivalents at the end of the year	$294,318,899

Supplemental information:
Income taxes paid, net	$7,449,020

Interest paid	$2,474,925

Non-cash related to investing activities Capital Expenditure	$1,880,666

Non-cash related to financing activities
Amount due to shareholders
related to recapitalization	$40,784,292

See accompanying notes to consolidated financial statements.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES
(a)	Description of Business
Huawei-3Com Co., Limited (the “Company”) was incorporated in Hong Kong on October 29, 2003. As of December 31, 2005, the Company was 51% owned by Shenzhen Huawei Investment Holding Co., Ltd., (“Shenzhen Huawei”) a limited company incorporated in Shenzhen, the People’s Republic of China (the “PRC”) and an affiliate of Huawei Technologies Co., Ltd. (“Huawei”); and 49% owned by 3Com Technologies, a subsidiary of 3Com Corporation (“3Com”), a public company incorporated in the state of Delaware in the United States of America.
On January 27, 2006, 3Com Technologies completed its purchase of 2% of the equity securities of the Company from Shenzhen Huawei Investment Holding Co., Ltd. for an aggregate purchase price of $28 million. The purchase of such shares was subject to and received regulatory approval by the Chinese government on January 27, 2006. 3Com Technologies now owns a 51% interest in the Company.
On November 15, 2006, 3Com initiated a bid process under the shareholders’ agreement by submitting a bid to buy Huawei’s entire ownership interest in the Company. On November 27, 2006, the shareholders agreed that 3Com buy Shenzhen Huawei’s 49% shares of the Company for $882 million. The transaction was approved by the PRC government. Please refer to Subsequent Event Footnote (Note 11) for further detail.
The Company is engaged in research, development, manufacturing and marketing of datacom equipment products. The three main products are low-end routers, mid-tier routers and LAN switches. The Company currently purchases a significant amount of inventories from and sells a significant amount of products to its two shareholders. See note 8 for related party transaction disclosures.
(b)	Basis of Presentation
     The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(c)	Basis of Consolidation
The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries which include primary PRC operating subsidiaries as Hangzhou Huawei-3Com Technologies Co., Ltd. (“Hangzhou Huawei-3Com”) and Hangzhou Queenhive Software Co., Ltd. (“Hangzhou Queenhive”) and other overseas subsidiaries. All inter-company transactions and balances are eliminated upon consolidation.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES — continued
(d)	Use of Estimates
The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the impairment of long-lived assets; goodwill; valuation allowances for receivables and deferred income tax assets; allowances for inventory; and allowances for price protection, product returns, rebates and other related sales incentives. Actual results could differ from those estimates.
(e)	Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and in banks, and time deposits with financial institutions with an initial term of three months or less. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. The Company deposits most of its cash in PRC state-owned banks.
(f)	Trade Accounts Receivable
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on customer credit worthiness and current economic trends. The Company reviews its allowance for doubtful accounts monthly. Specific amounts are reviewed individually for collectibility. Account balances are charged-off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have off-balance-sheet credit exposure related to its customers.
(g)	Notes Receivable
Notes receivable represent bills receivable from banks with maturities less than six months.
(h)	Inventories
Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Allowances are recorded to write down the cost of obsolete and excess inventory to the estimated market value based on historical and forecast demand.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES — continued
(i)	Fixed assets
Fixed assets are stated at cost. Depreciation on machinery, equipment, and vehicles is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are set out below:

Machinery and equipment	3-10 years
Vehicles	5 years
Leasehold improvements	Shorter of estimated useful
lives or lease term

2006
Depreciation	18,354,150
Percentage of allocation

Inventories and cost of goods sold	12%
Research and development expenses	74%
Selling, general, and administrative expenses	14%
(j)	Goodwill and Other Intangible Assets
Goodwill represents the excess of purchase price over fair value of assets of business acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets represent trademarks and Original Equipment Manufacturer (“OEM”) agreements with both shareholders and customer related assets.
SFAS No. 142 requires the Company to complete a two-step goodwill impairment test. The first step compares the fair value of singular reporting unit to its carrying amount, including goodwill. If the fair value of singular reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of the reporting unit exceeds its fair value, the second step compares the implied fair value of goodwill to the carrying value of the reporting unit’s goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill.
No event had occurred as of December 31, 2006 that reduced the fair value of the Company’s reporting unit below the carrying amount of goodwill and intangible assets.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES — continued
(k)	Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
(l)	Equity Appreciation Rights Plan
The Company has an Equity Appreciation Rights Plan (“EARP”) for its regular employees (except assemblers) and consultants (see note 6). Vested units entitle the holder to a portion of a cash payout pool, which is defined as a percentage of income before interest and taxes. The Company’s obligation under the payout pool is fixed and does not change when participants leave or the number of vested units changes. The Company accrues the payout pool based on 20% of cumulative Earnings Before Interest and Taxes (“EBIT”) at each reporting period. The pool can be decreased in subsequent years if the Company incurs losses.
(m)	Employee Post-employment Benefits
As stipulated by the regulations of the PRC, the Company’s wholly-owned subsidiaries Hangzhou Huawei-3Com and Hangzhou Queenhive participate in a defined contribution retirement plan organized by the municipal government. Employees are entitled to retirement benefits calculated with reference to their salaries basis upon retirement and their length of service in accordance with a PRC government-managed retirement plan. The PRC government is directly responsible for the payments of the benefits to these retired employees. Hangzhou Huawei-3Com is required to make contributions to the retirement plan at the rate of 20% of the average salary in Hangzhou. The Company has no other obligations for the payment of pension benefits associated with this plan beyond the annual contributions described above.
(n)	Impairment of Long-Lived Assets
In accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-lived Assets, long-lived assets, such as fixed assets and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.
Intangible assets that have indefinite useful lifes are tested annually for impairment, and are tested more frequently if events and circumstances indicate that the assets might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES — continued
(o)	Revenue Recognition
Revenue is recognised upon the sale of products when there is a signed sales contract, delivery has occurred, the risks and rewards of ownership have been transferred to the customer, the price is fixed or determinable, and collection of the related receivables is reasonably assured.
Certain of the Company’s sales are made to distributors and resellers through a two-tier distribution channel. Revenue related to such sales is net of allowances for price protection, product returns, rebates and other incentives established in the Company’s sales agreements.
Services revenue is recognized upon delivery or completion of performance. When a sale involves multiple elements, such as sales of products that include services, Company allocates revenue to each element based on its relative fair value, or for software, based on vendor specific objective evidence (“VSOE”) of fair value. In the absence of fair value for a delivered element, the Company first allocates revenue to the fair value of the undelivered elements and the residual revenue to the delivered elements. Where the fair value for an undelivered element cannot be determined, the Company defers revenue for the delivered elements until the undelivered elements are delivered.
(p)	Government Subsidies
Government subsidies are recognized in the financial statements as other income on a cash basis and after all the conditions for their receipt have been met. In 2006, in accordance with provincial regulations, the Company was entitled to an operation subsidy from the local government funded by certain software value-added taxes.
(q)	Product Warranty Costs
An allowance for warranty costs is provided when based on available information, it is probable that customers will make claims under warranties relating to the goods that have been sold and the amount of the warranty provision can be reasonably estimated based upon historical warranty claims and analysis of the reliability of products sold. The following table summarizes the activity related to the product warranty liability during the 12 months ended December 31, 2006:

12 months ended
December 31, 2006
Balance at beginning of period	$4,526,690
Provision for warranties issued	$14,552,224
Payments	($13,132,392)

Balance at end of period	$5,946,522

(r)	Reporting Currency and Translation of Foreign Currency
The reporting currency of the Company is the United States dollar. The functional currency of the Company’s subsidiaries is the local currency for the applicable foreign subsidiary. Assets and liabilities of foreign subsidiaries are translated at the noon buying rates in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York (“FRB rates”) in effect at the applicable reporting date, and balances in the consolidated statement of income are translated at the average FRB rates in effect during the applicable period. The resulting exchange

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES — continued
gains or losses are accounted for as foreign currency translation adjustments in accumulated other comprehensive gain/loss, a separate component of stockholder’s equity. Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are recognized as incomes or expenses in the consolidated statement of income.
(s)	Comprehensive income (loss)
Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions to owners and is comprised of net income and foreign currency translation adjustments. Comprehensive income is reported in the consolidated statements of shareholders’ equity and comprehensive income.
(t)	Political, Economic and Social Risks
The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past two decades, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC’s political, economic, and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.
(u)	Foreign Currency Risk
A majority of the revenue-generating operations are transacted in Renminbi, the PRC’s national currency, which is not fully convertible into foreign currencies. On January 1, 1994, the PRC government abolished the dual rate system and introduced a single rate of exchanges as quoted by the People’s Bank of China. However, the unification of the exchange rate does not imply convertibility of Renminbi into United States dollars or other foreign currencies. The value of Renminbi is subject to significant changes in the PRC political and economic conditions. Since July 2005, the official exchange rate for the conversion of Renminbi to United States dollars has appreciated 5-6%, and further revaluation of Renminbi may adversely affect the Company’s operations. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts.
(v)	Fair value of financial instruments
Financial assets of the Company include cash and cash equivalents, trade accounts receivable and notes receivable. Financial liabilities of the Company include trade accounts payable, other current liabilities and obligations under equity appreciation rights plan. The Company has no derivative instruments as of December 31, 2006. Management considers that the fair values of the Company’s financial instruments approximate their carrying amounts due to the nature or short-term maturity of these instruments.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES — continued
(w)	Recently Issued Accounting Standards
In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with SFAS No.109, “Accounting for Income Taxes.” This Interpretation prescribes a recognition threshold and measurement attribute of tax positions taken or expected to be taken on a tax return. FIN 48 is effective for the first fiscal year beginning after December 15, 2006. The Company has not yet determined the impact, if any, that the implementation of FIN 48 will have on the results of operations or financial condition.
In September 2006, the FASB issued Statement of Financial Accounting Standards No.157, “Fair Value Measurements” (“SFAS No.157”). SFAS No.157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. Under the standard, fair value measurements would be separately disclosed by level within the fair value hierarchy. SFAS No.157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim period within those fiscal years, with early adoption permitted. The Company has not yet determined the impact, if any, that the implementation of SFAS No.157 will have on the results of operations or financial condition.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 expands the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company is currently assessing the impact that SFAS 159 will have on its results of operations and financial position.
2.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
Accrued expenses and other current liabilities is comprised of:

December 31,
2006
Accruals for Sales Incentives, rebates and product return	$46,749,479
Payroll and benefits payable	41,124,923
Accrued liabilities	19,961,946
Advance from customers	12,043,544
Deferred revenue	4,052,135
Accrued warranty	5,946,522
VAT and other taxes payable	5,356,473
Other payable	1,793,792

$137,028,814

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
3.	INCOME TAX
Income tax benefit attributable to income from operations consists of:

December 31,
2006
Current
PRC	$14,617,691
Other jurisdictions	395,412
Deferred
PRC	(7,222,572)
Other jurisdictions	(26,502)

Income provision	$7,764,029

The Company and its subsidiaries are subject to income taxes on a per entity basis on income arising in or derived from the tax jurisdictions in which they operate. The Company is subject to Hong Kong profits tax at a rate of 17.5% for the year ended December 31, 2006. The Company did not have any profits during the year ended December 31, 2006 that were subject to Hong Kong profits tax.
For the year ended December 31, 2006, revenue and profit generating operations and activities of the Company are primarily carried out by its wholly owned subsidiary, Hangzhou Huawei-3Com in the PRC. The statutory income tax rate in the PRC is 33%. Hangzhou Huawei-3Com is located in the Hangzhou High-tech Zone and obtained a preferential tax rate from the Municipal Tax Bureau of 26.4%. The preferential tax rate was further changed to 15% in 2006 because the Company qualified as a high-and-new technology company, and received confirmation from the PRC State Tax Bureau that it qualified for “Double-intensive Enterprise” tax status. Hangzhou Huawei-3Com is entitled to tax concessions whereby it is exempted from PRC income tax for two consecutive years from the first year in which Hangzhou Huawei-3Com records assessable profits and will be entitled to a 50% reduction in income tax in the following three years. Consequently the Hangzhou Huawei-3Com’s effective tax rate was 7.5% in 2006, and will be 7.5% in 2007 and 2008.
Management of Hangzhou Huawei-3Com elected to pay income tax for the period ended December 31, 2003 (the Company’s initial period) in order to take the advantage of a full-year tax holiday starting January 1, 2004. The years ended December 31, 2005 and 2004 are Hangzhou Huawei-3Com tax holiday years and no provision for income tax has been made in respect of 2005 and 2004 due to the tax holiday period.
Historically, substantially all of the Company’s temporary differences which generate deferred income tax assets and liabilities occur within Hangzhou Huawei-3Com. As of December 31, 2004 and 2003, Hangzhou Huawei-3Com’s temporary differences were not valued because of the impact of the tax holiday (nil rate) described above. As of December 31, 2006 and 2005, Hangzhou Huawei-3Com valued its deferred income tax assets and liabilities at a rate of 7.5%, which is the effective “enacted” rate during the subsequent periods of expected reversal.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
3.	INCOME TAX — continued
The income tax benefit attributable to income from operations differed from the amounts computed by applying the Hong Kong income tax rate of 17.5% to pretax income from operations as a result of the following:

2006
Computed “expected” tax expense	$25,580,492
Increase/(reduction) in income taxes resulting from:
Deferred income tax increase due to temporary differences	(7,249,074)
Foreign tax differential	(3,323,270)
Foreign tax holiday	(10,077,942)
Permanent differences	2,833,823

Total	$7,764,029

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities at December 31, 2006 are presented below:

December 31,
2006
Deferred income tax assets:
Accrued expenses	$7,950,635
Sales reserve	5,326,910
Fixed assets due to differences in depreciation	1,801,567
Others	356,330

Total deferred income tax assets	$15,435,442

4.	INTANGIBLE ASSETS
Intangibles assets contributed by a shareholder consist of:

	As of December 31, 2006
	Gross
	carrying	Amortization	Accumulated
	amount	period	amortization	Net
Amortizing intangible assets:
Customer-related assets	$1,100,000	5 years	720,161	379,839

Non-amortized intangible assets:
Trademark	11,000,000		—	11,000,000
OEM-out agreement to a shareholder	24,900,000		—	24,900,000

Total	$37,000,000		720,161	36,279,839

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
Amortization expense for amortizing intangible assets for the year ended December 31, 2006 was $202,581. Estimated amortization expense for the next two years is $202,582 in 2007 and $177,257 in 2008.
5.	COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL
Authorized and Issued Capital
In accordance with an ordinary resolution passed by the Board of Directors on November 15, 2003, the Company’s authorized common stock was increased to 9,705,000 shares at $1 par value each. 4,949,550 and 4,755,450 shares were allocated to Shenzhen Huawei and 3Com Technologies Co., Ltd., respectively.
Recapitalization
In August, 2006, the Company’s Board of Directors issued written resolutions related to the capital reduction, amounting to USD 79,969,200. In October 2006, the Company paid USD 39,185,320 to 3Com Technologies, and the remaining USD 40,783,880 is recorded as a payable to Shenzhen Huawei.
Call Options
In accordance with Shareholders’ Agreement dated November 15, 2003, 3Com Technologies had the one-time option upon the second anniversary of the establishment of the Company to purchase from Shenzhen Huawei the number of shares that is equal to 2% of the shares outstanding.
On January 27, 2006, 3Com Technologies completed its purchase of 2% of the equity securities of the Company from Shenzhen Huawei. As a result, 3Com Technologies owns a 51% interest in the company.
Also under the Shareholders’ Agreement, each shareholder shall have the right, commencing on and after November 15, 2006, to initiate a bid process to purchase the equity interest in H-3C held by the other. The bidding process would alternate until one party either accepts the other’s bid or fails to make a higher bid. On November 15, 2006, 3Com initiated a bid process under the shareholders’ agreement by submitting a bid to buy Shenzhen Huawei’s entire ownership interest in the Company. On November 27, 2006, the shareholders agreed that 3Com buy Shenzhen Huawei’ 49% shares of the Company for $882 million. The transaction was approved by the PRC government.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
5.	COMMON STOCK AND ADDITIONAL PAID-IN CAPITAL — continued
Shareholders’ contributions
In accordance with the Contribution Agreement dated March 19, 2003 and the Shareholders’ Agreement, the shareholders contributed the following assets to the Company:

	Shenzhen Huawei	3Com
	Investment	Corporation
	Holding Co., Ltd.	& 3Com
	and its subsidiaries	Technologies	Total
Cash contributed	$4,949,550	$160,078,354	$165,027,904
Intangible assets and workforce (classified as goodwill contributed)	—	37,040,000	37,040,000

	4,949,550	197,118,354	202,067,904

Fixed assets donated by an affiliated subsidiary subsequent to the Shareholders’ agreements and contribution	606,341	—	606,341
Cash received	50	—	50
Recapitalization	(40,784,292)	(39,184,908)	(79,969,200)

Contributed capital	$(35,228,351)	$157,933,446	$122,705,095

In accordance with the Contribution Agreement, 3Com Technologies contributed $160,078,354 in cash, certain intangible assets, plus personnel and marketing resources related to its business in the PRC and Japan to the Company. Shenzhen Huawei contributed development personnel, certain intangible assets, technology related to its enterprise networking businesses, and its sales and marketing team. As Shenzhen Huawei had more than a 50% voting interest in the Company at the time of the Company’s formation, the transaction was accounted for as a purchase transaction whereby the basis of the 3Com Technologies contributed net assets was fair value and the net assets contributed by Shenzhen Huawei were recorded at historical cost.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
6.	EQUITY APPRECIATION RIGHTS PLAN
In October 2004, the Company’s Board of Directors approved the establishment of an Equity Appreciation Rights Plan (“EARP”). The Company’s employees (other than assemblers) and consultants (“Participants”) may participate in the EARP. EARP “units” shall be awarded to grantees for no consideration, but the units are non-transferable and subject to certain restrictions in the event of grantees’ termination or a liquidation event as defined in the Shareholders’ Agreement. Vested units shall entitle the holder to a portion of a cash payout pool as defined by the plan.
As discussed in note 1(a), on November 27, 2006, it was agreed that 3Com buy Shenzhen Huawei’s 49% in the Company for $882 million. The closing of 3Com acquisition will activate the EARP program that funds a bonus pool based upon a percentage of the appreciation in the Company’s value from the initiation of the program to the time of an acquisition of 100% ownership. There are two portions of the EARP, one is about $36 million, being the percentage of earnings accrued as liabilities, and the other is now estimated to be $156 million, being the pool created as a result of the liquidation event, against the value creation of the Company over the past three years. Based upon the vesting schedules, the Company will record an incremental charge of between $55 million and $65 million upon formal completion of 3Com Technologies acquisition from Shenzhen Huawei. The first cash pay-out under the program, of about $90 to $100 million, is currently expected to occur after the closing of the transaction. The unvested portion, approximately $90 to $100 million, is expected to vest in future periods after the completion of the acquisition, and will be accrued over the next three years serving as a continued retention and incentive program.
Under the EARP, employees are eligible to receive an annual grant of the plan units beginning from November 2004 through November 2006. The first vesting date is the earlier occurrence of a liquidation event or March 31, 2007. The Participants shall not possess any rights as a stockholder of the Company with respect to a plan unit, including, without limitation, rights concerning voting and dividends. That is, the participants only have the right to redeem the vested plan units to the Company for cash payment equal to a fixed amount calculated by a formula based on the Company’s earnings. If the Participants terminate or leave the Company, their unvested plan units shall automatically be forfeited and their vested units will be cashed-in in a lump sum after March 31, 2007. However, the payout pool does not proportionally go down when the Participants terminate or leave. The EARP was announced to the participants in 2004.
The portion based on percentage of earning regardless of the unit vesting or the number of participants, is recognized compensation expense as below:

2006
Compensation expense for EARP	$26,577,141

The accrued EARP expense as of December 31, 2006 is $36,889,888, which is recognized as other liabilities on the consolidated balance sheet.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
7.	MAJOR CUSTOMERS AND CONCENTRATION OF RISKS
Related party product sales accounted for 48% (see note 10) of the Company’s net revenue in the year ended December 31, 2006. The following table shows the product sales volume to customers that individually accounted for more than 5% of the net sales during the year.

	2006
Customer	Sales amount	Sales %
Huawei Technologies Co., Ltd.	$240,098,866	34%
Shenzhen Qipusheng Technology Co., Ltd.	$80,550,431	11%
Wangxin Info Holding Co., Ltd.	$73,102,365	10%
ESC Technology (China) Ltd.	$62,528,932	9%
3Com Technologies Ireland	$58,072,253	8%
Beijing Fangzheng Info System Co., Ltd.	$48,550,005	7%
Hangzhou Xiechuang Tech Co., Ltd.	$27,567,953	4%

Besides the Huawei and 3Com group companies, which are the Company’s shareholders or related parties, the other major customers are the Company’s distributors. Management of the Company considers that the loss of one or more of its distributors would not have a material adverse effect on the revenues or operations of the Company.
The Company is a key supplier to Huawei, which provides information technology, product testing and other services to the Company. The Company also leases its headquarters and primary operating facility from Huawei. Management of the Company considers that it has autonomy in engaging any third parties to provide such services.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
8.	RELATED PARTY TRANSACTIONS AND BALANCES
Related party transactions of the Company for the year ended December 31, 2006 are set out as the following:
Product sales to related parties:

	2006
	Amount	%
Huawei Technologies Co., Ltd.	$240,098,866	34%
3Com Technologies Ireland	$58,072,253	8%
3Com Corporation	$30,461,230	4%
Huawei Tech-Investment Co., Ltd.	$8,461,698	1%
3Com Europe	$270,087	—%
Service sales to related parties:

2006
Amount
3Com Europe	$1,268,221
Huawei Technologies Co., Ltd.	$1,110,677
3Com Corporation	$1,037,814
Huawei Tech-Investment Co., Ltd.	$185,081
Huawei Technologies Deutschland GmbH	$100,607
Purchase of inventories from related parties

	2006
	Amount	%
Huawei Technologies Co., Ltd.	$39,968,071	10%
3Com Asia Pacific Rim Pte. Ltd.	$12,073,025	3%
Huawei Technologies Investment Co., Ltd.	$1,749,834	0.4%

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
8.	RELATED PARTY TRANSACTIONS AND BALANCES — continued
Rent paid to related party:

2006
Huawei Technologies Co., Ltd.	$3,833,203

Rental expense for the year ended December 31, 2006 was classified as follows:

2006
Cost of goods sold	$2,332,277
Selling, general and administrative expenses	1,352,648
Research and development expenses	148,278

$3,833,203

IT support service provided by related party (recorded in selling, general, and administrative expenses):

2006
Huawei Technologies Co., Ltd.	$1,679,242

IT cooperation service provided by related party (recorded in selling, general, and administrative expenses):

Huawei Technologies Co., Ltd.	$189,183

Research and development cooperation service provided by related party (recorded in research and development expenses):

Huawei Technologies Co., Ltd.	$306,872
Huawei Tech Investment Co., Ltd	$—

Sales branch expense paid by related party (recorded in selling, general, and administrative expenses):

Huawei Technologies Co., Ltd.	$211,735
Huawei Tech Investment Co.,Ltd	$3,176,497
3Com Corporation	$190,522

Management fee paid to related party (recorded in selling, general, and administrative expenses):

3Com Asia Pacific Rim Pte. Ltd.	$90,315

Management believes that the above transactions were in the normal course of business and on normal commercial terms, and all costs borne by shareholders on behalf of the Company and its subsidiaries are recognized and reflected in the accounts.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
8.	RELATED PARTY TRANSACTIONS AND BALANCES — continued
Related party balances of the Company as of December 31, 2006 are set out as follows:
Due from related parties:

2006
Huawei Technologies Co., Ltd.	$48,228,205
3Com Technologies Ireland	9,312,762
3Com Corporation	3,862,164
Huawei Tech Investment Co., Ltd.	1,493,379
3Com Europe	10,338

$62,906,848

Due to related parties:

Shenzhen Huawei	$40,798,591
Huawei Technologies Co., Ltd.	7,334,328
Huawei Tech Investment Co., Ltd.	2,414,989
3Com Asia Pacific Rim Pte Ltd.	1,307,746
Huawei Information System Co., Ltd.	507,310
Hisilicon Technologies Co., Limited	296,572
3Com Corporation	109,499
Shenzhen Huawei Mobile Communication Technology Co.,Ltd.	38,533
Huawei Technologies Service	35,606
Shenzhen Huawei Training Institute Co., Ltd.	518

$52,843,692

9.	EMPLOYEE POST-EMPLOYMENT BENEFITS
The contributions to the employees’ retirement plan made by the Company were $5,982,747for the year ended December 31, 2006.
In addition, the Company is required by law to contribute medical, unemployment, housing and other statutory benefits based on certain percentages of the employees’ monthly salaries. The PRC government is directly responsible for the payments for the benefits to these employees. The amounts contributed by the Company were $5,633,880 for the year ended December 31, 2006.

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
10.	COMMITMENTS AND CONTINGENCIES
Lease commitments
The Company has several non-cancelable operating leases, primarily for office buildings, that expire over the next four years. Rental expenses for operating leases during 2006 were $13,652,167.
Future minimum lease payments under non-cancelable operating lease as of December 31, 2006 are:

Years ending December 31:
2007	$13,270,452
2008	7,203,206
2009	560,687
2010	116,310

Total minimum lease payments	$21,150,655

11.	SUBSEQUENT EVENT
As described above in footnote 1, three years after the formation of H3C, 3Com and Huawei each had the right to initiate a bid process to purchase the equity interest in H3C held by the other. 3Com initiated the bidding process on November 15, 2006 to buy Huawei’s entire ownership interest in H3C. On November 27, 2006, the stockholders agreed that 3Com buy Shenzhen Huawei’s 49% shares of H3C for $882 million. On March 29, 2007, 3Com Technologies completed its purchase at which time the purchase price was paid in full. Huawei-3Com Co., Limited will now be known as H3C Technologies Co., Limited, or H3C.
On March 22, 2007, H3C Holdings Limited (the “Borrower”), an indirect wholly-owned subsidiary of 3Com Corporation, entered into a Credit and Guaranty Agreement dated as of March 22, 2007 among the Borrower, 3Com Corporation, 3Com Holdings Limited and 3Com Technologies, as Holdco Guarantors, various Lenders, Goldman Sachs Credit Partners L.P., as Mandated Lead Arranger, Bookrunner, Administrative Agent and Syndication Agent (“GSCP”), and Industrial and Commercial Bank of China (Asia) Limited, as Collateral Agent (the “Existing Credit Agreement”). Under the Existing Credit Agreement, on March 28, 2007 the Borrower borrowed $430 million (the “Existing Loan”) to finance a portion of the purchase price for the March 29, 2007 acquisition (the “Acquisition”) of Huawei’s 49 percent stake in H3C.
On May 25, 2007, the parties amended and restated the Existing Credit Agreement in order to, among other things, convert the Existing Loan into two tranches with different principal amortization schedules and different interest rates (the “A&R Loans”). The other provisions of the Existing Credit Agreement, including covenants, collateral, temporary guarantees and other provisions, remain largely unchanged. The closing of the A&R Loans occurred on May 31, 2007.
The closing of the acquisition triggered a bonus program for substantially all of H3C’s approximately 4,800 employees. This program, which was implemented by Huawei and 3Com in a prior period, is called the Equity Appreciation Rights Plan, or EARP, and funds a bonus pool based upon a percentage of the appreciation in H3C’s value from the initiation of the program to the time of the closing of the acquisition. A portion of the program is based on cumulative earnings of H3C. The total value of the EARP is expected to be approximately $180 million. Approximately $37 million was accrued by December 31, 2006. The Company recorded an incremental charge of approximately $57 million, just

HUAWEI-3COM CO., LIMITED AND SUBSIDIARIES
December 31, 2006
Notes to Consolidated Financial Statements
prior to the closing of the acquisition from Huawei. The Company expects the unvested portion amounting to $86 million to be accrued in the Company’s operating results over the next three years serving as a continued retention and incentive program for employees.